T R FINANCIAL CORP.

                        1993 INCENTIVE STOCK OPTION PLAN
              AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 23, 1997


1.       PURPOSE.

         The purpose of the T R Financial Corp. 1993 Incentive Stock Option Plan, as amended and restated as of January 23, 1997 (the "Plan"), is to advance the interests of T R Financial Corp. (the "Company") and its stockholders by providing those employees of the Company and its Affiliates, as hereinafter defined, including Roosevelt Savings Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan is also to attract people of experience and ability to the service of the Company and its Affiliates.

2.       DEFINITIONS.

         The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

         (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Code and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (e)(3)(C).

         (b) "Award" means a grant of Non-Statutory Stock Options, Incentive Stock Options, and/or Limited Rights under the provisions of this Plan.

         (c) "Beneficiary" means the person or persons designated by a Participant, or otherwise determined to be entitled to a benefit under the Plan, under Section 14.

         (d) "Board of Directors" or "Board" means the board of directors of the Company.

         (e) "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (the "FDIC") at 12 C.F.R. ss. 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. ss. 225.41(b) with respect to the Company, as in effect on the date hereof, but excluding any such Change in Control resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder by the FRB at 12 C.F.R. ss. 225.11, as in effect on the date hereof, except for the Company's acquisition of the Bank and any transaction resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (iv) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the initial conversion


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of the Bank from mutual to stock form (the "Conversion") and any securities purchased by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

         (f) "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Committee" means a committee consisting of two or more members of the Board, each of whom (i) is not a current employee of the Company or a subsidiary thereof, (ii) is not a former employee of the Company who receives compensation for prior services for the Company (other than benefits under a tax-qualified retirement plan) during the taxable year, (iii) is not currently and has not been an officer of the Company or a subsidiary thereof, (iv) does not receive remuneration or consideration from the Company or a subsidiary thereof, either directly or indirectly, for services rendered in any capacity other than as a director and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. Each member of the Committee shall be a "non-employee director" as such term is defined under Rule 16b-3 under the Exchange Act and an "outside director" as such term is defined under Section 162(m) of the Code and any regulations thereunder.

         (h) "Date of Grant" means the date an Award granted by the Committee is effective pursuantto the terms hereof.

         (i) "Common Stock" means the Common Stock of the Company, par value $.01 per share.

         (j) "Disability" means disability as defined in the Bank's Retirement Plan, or if not so defined, it shall mean a condition of total incapacity, mental or physical, preventing further performance of duties with the Company or the Bank, which the Board shall have determined, on the basis of competent medical evidence, is likely to be permanent.

         (k) "Fair Market Value" means, with respect to a share of Common Stock on a specified date:

                  (i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Common Stock are listed or admitted to trading; or
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                  (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Common Stock on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

                  (iii) if Sections 2(k)(i) and (ii) are not applicable, the fair market value of a share of Common Stock as the Committee may determine.

For purposes of the grant of Options in the Conversion, Fair Market Value shall mean the initial public offering price of the Common Stock.

         (l) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designed as an Incentive Stock Option pursuant to Section 8.

         (m) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

         (n) "Non-statutory Stock Option" means an Option granted by the Committee to a Participant, which is not designated by the Committee as an Incentive Stock Option.

         (o) "Option" means an Award granted under Section 7 or Section 8.

         (p) "Participant" means an employee of the Company or its Affiliates chosen by the Committee to participate in the Plan.

         (q) "Plan" means the T R Financial Corp. 1993 Incentive Stock Option Plan, as amended from time to time, and may be referred to as the "T R Financial Corp. 1993 Incentive Stock Option Plan."

         (r) "Plan Year(s)" means a calendar year or years commencing on or after January 1, 1993.

         (s) "Retirement" means retirement at the normal or early retirement date as set forth in the Retirement Plan of Roosevelt Savings Bank in RSI Retirement Trust, or, if such plan has been terminated, in any other tax-qualified retirement or pension plan of the Bank.

         (t) "Termination for Cause" means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, which results in material loss to the Company or one of its Affiliates or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.

3.       ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4.       TYPES OF AWARDS.

         Awards under the Plan may be granted in any one or a combination of:

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         (a)      Non-statutory Stock Options;

         (b)      Incentive Stock Options; and

         (c)      Limited Rights

as defined below in paragraphs 7 through 9 of the Plan.

5.       STOCK SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 15, the maximum number of shares of Common Stock reserved for purchase pursuant to the exercise of Options granted under the Plan is 1,288,275 shares of Common Stock. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Options or Limited Rights are granted under the Plan, the shares underlying such Options will be unavailable for future grants under the Plan except that, to the extent that Options together with any related Limited Rights granted under the Plan terminate, expire or are cancelled without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.

6.       ELIGIBILITY.

         Officers and other employees of the Company or its Affiliates shall be eligible to receive Incentive Stock Options, Non-statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Company or its Affiliates shall not be eligible to receive Awards under the Plan.

7.       NON-STATUTORY STOCK OPTIONS.

7.1      GRANT OF NON-STATUTORY STOCK OPTIONS.

         The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees and, upon such terms and conditions as the Committee may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

                  (a) PRICE. The exercise price per share of Common Stock which shall be deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the Option is granted. Such exercise price shall not be less than 100% of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the exercise price. Non-statutory Stock Options may be exercised pursuant to a "cashless exercise" of an Option in accordance with applicable securities laws. Payment of the exercise price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the date of surrender.

                  (b) TERMS OF OPTIONS. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable and may provide that a Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in

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         part. Notwithstanding the above, in the event of a Change in Control of the Company, all Non-statutory Stock Options shall become immediately exercisable.

                  (c) TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's employment with the Bank or the Company for any reason other than Disability, Retirement, death, Change in Control or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following such termination. In the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire upon the date of such termination. In the event of the death, Disability, Change in Control or Retirement of any Participant, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or such Participant's legal representatives or Beneficiaries for one year or such longer period as determined by the Committee following the date of the Change in Control or the Participant's death, Retirement or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

8.       INCENTIVE STOCK OPTIONS.

8.1      GRANT OF INCENTIVE STOCK OPTIONS.

         The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

                  (a) PRICE. The exercise price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the Date of Grant. However, if at the Date of Grant a Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the exercise price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full exercise price. Incentive Stock Options may be exercised pursuant to a "cashless exercise" of an Option in accordance with applicable securities laws. Payment of the exercise price may be made, in whole or in part, through the surrender of shares of Common Stock of the Company at the Fair Market Value of such shares on the date of surrender.

                  (b) AMOUNTS OF OPTIONS. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an Award under this Section 8.1 exceeds this $100,000 limit, the portion of the Award in excess of such limit shall be deemed a Non-statutory Stock Option.

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                  (c) TERMS OF OPTIONS. The term during which each Incentive
         Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns stock representing more than 10% of the total combined voting power of the Company or of its parent or subsidiary corporation (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the employee to whom it is granted.

                  The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options shall become immediately exercisable.

                  (d) TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's employment with the Company or the Bank for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the Participant's Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of such termination and only for a period of three months following such termination. In the event of Termination for Cause, all rights under the Participant's Incentive Stock Options shall expire upon such termination. In the event of death or Disability of any employee, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or Beneficiaries for one year following the date of the Participant's death or cessation of employment due to Disability. Upon termination of the Participant's service with the Company due to Retirement or a Change in Control, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of Participant's cessation of employment; PROVIDED, HOWEVER, that such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of the Participant's Retirement. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

                  (e) COMPLIANCE WITH CODE. The Options granted under this
         Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code.

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9.       LIMITED RIGHTS.

9.1      GRANT OF LIMITED RIGHTS.

         Simultaneously with the grant of any Option, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

                  (a) TERMS OF RIGHTS. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Company.

                  The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

                  Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

                  (b) PAYMENT. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

                  (c) TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's service for any reason other than Termination for Cause, any Limited Rights held by the Participant shall then be exercisable for a period of one year following termination. In the event of Termination for Cause, all Limited Rights held by the Participant shall expire immediately. Upon termination of the Participant's employment for reason of death, Retirement or Disability, all Limited Rights held by such Participant shall be exercisable by the Participant or the Participant's legal representative or Beneficiaries for a period of one year from the date of such termination. In no event shall the period extend beyond the expiration of the term of the related Option.

10.      SURRENDER OF OPTIONS.

         In the event of a Participant's termination of employment as a result of death, Disability or Retirement, the Participant (or the Participant's Beneficiaries, personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the Option on the Date of Grant; PROVIDED, HOWEVER, that in the event of Retirement, the application must be submitted by the Participant within a "window period" beginning on the third business day following the date of release of the Company's quarterly and annual earnings statements and ending on the twelfth business day following such date. Whether the Committee accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and the Company determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

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11.      MAXIMUM LIMITATION ON OPTIONS

         Notwithstanding anything contained herein to the contrary, the maximum number of shares of Common Stock for which Options may be granted to any Participant during any Plan Year shall not exceed 100,000 shares of Common Stock.

12.      RIGHTS OF A STOCKHOLDER:  NONTRANSFERABILITY.

         No Participant shall have any rights as a stockholder with respect to any shares covered by a Nonstatutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employment of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

         No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative.

13.      AGREEMENT WITH GRANTEES.

         Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates which describes the conditions for receiving the Awards including the date of Award, the exercise price, if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

14.      DESIGNATION OF BENEFICIARY.

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option or Limited Rights Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then the Participant's estate will be deemed to be the Beneficiary.

15.      DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

                  (a) adjustments in the aggregate number or kind of shares of Common Stock which may be Awarded under the Plan;

                  (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

                  (c) adjustments in the exercise price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

                  No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

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16.      WITHHOLDING.

         There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

17.      AMENDMENT OF THE PLAN.

         The Board of Directors may amend, revise or terminate the Plan in whole or in part at any time; PROVIDED, HOWEVER, that, to the extent required to comply with Section 162(m) of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the voting shares of the Company. No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

18.      EFFECTIVE DATE OF PLAN.

         The Plan became effective upon the consummation of the Conversion of the Bank on June 29, 1993 (the "Effective Date") and was approved by the stockholders of the Company on December 13, 1993. The Plan was amended and restated as of January 23, 1997 as provided herein, and as so amended and restated, is effective as of January 23, 1997. Following such date, the Plan, as amended and restated, will be presented to the stockholders of the Company at its next annual meeting of stockholders for approval for purposes of: (i) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for Incentive Stock Options; (ii) satisfying one of the requirements of Section 162(m) of the Code governing the tax deductibility of certain amounts upon the exercise of certain Non-statutory Stock Options and Limited Rights; and
(iii) maintaining listing on the Nasdaq National Market. The failure to obtain stockholder approval of the Plan, as amended and restated, will not affect the validity of the Plan prior to its amendment and restatement, or any Options granted thereunder, and in such event, the Plan as in effect prior to such amendment and restatement, and any Options granted thereunder, shall continue in full force and effect.

19.      TERMINATION OF THE PLAN.

         The right to grant Awards under the Plan will terminate upon the earlier of 10 years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of Options or related Limited Rights equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect such Participant's rights under a previously granted Award.

20.      APPLICABLE LAW.

         The Plan will be administered in accordance with the laws of the State of Delaware.

21.      HEADINGS.

         The headings of sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

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